UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2011

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2011, we issued a press release announcing detailed findings from our Phase 3 study of CORLUX for the treatment of Cushing’s Syndrome, which show that CORLUX significantly improves clinical and metabolic manifestations of Cushing’s Syndrome, and that CORLUX was well tolerated and enabled almost 50% of patients taking anti-diabetic, insulin and hypertensive medications at enrollment to reduce the dosage by study’s end. The Phase 3 study data were presented as part of a session titled “Will Medical Management Replace Surgery for Cushing Syndrome ” on June 4th at the Endocrine Society’s 93rd Annual Meeting held June 4 – 7, 2011 in Boston.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements made in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to the ability of CORLUX to significantly improve clinical and metabolic manifestations of Cushing’s Syndrome in future patients or for an extended period of time and the potential benefit of CORLUX for patients diagnosed with Cushing’s Syndrome. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. For example, we cannot assure you that the extension study will receive positive results or that CORLUX will be a beneficial treatment for future patients with Cushing’s Syndrome, that the FDA’s review of our New Drug Application for CORLUX in Cushing’s Syndrome will be favorable or that we will pursue further activities with respect to the development of CORLUX. These and other risk factors are set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statement made in this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated June 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: June 6, 2011	By:	/s/ CAROLINE M. LOEWY
Caroline M. Loewy Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 4, 2011